EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement No. 333-163280 on Form F-1 of Exceed Company Ltd. of our report dated March 20, 2008, relating to our audit of the financial statements, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
December 17 , 2009